UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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Travelport Worldwide Limited
(Name of Registrant as Specified In Its Charter)

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Hello everyone,

I am sure that you will have already seen this morning’s announcement. Travelport’s Board of Directors has approved an agreement for our company to be acquired by Siris Capital Group and Evergreen Coast Capital, an affiliate of Elliott Management Corporation.

I want to take this opportunity to give you some information about our potential acquirers and the process we will be adhering to over the next few months. At this stage that’s about all I can say since whilst there is an agreement, there are a number of important steps, including obtaining approval of our shareholders, before this deal would close or complete. Where we can, please be assured that we will communicate further as the process I am about to outline proceeds. For now, it remains business as usual at Travelport.

I’ll start by introducing the two parties who have agreed to acquire Travelport

Siris and Evergreen are specialist technology platform investors with a successful track record of investment in companies across the technology, data and telecommunications fields.

Evergreen is an affiliate of Elliott and is specifically focused on private equity investments. It has been involved as a partner in numerous technology investments including Dell, Novell, and Gigamon. You’ll recall that Elliott first took in a position in our company in March this year.

Evergreen in turn has partnered with Siris.

Siris is an investor whose sole focus is on technology and technology platform companies undergoing a period of transition. Their team is experienced in helping mature companies take the necessary steps to realize long-term business results.

In the press release you will see comments from one of the Executive Partners at Siris, John Swainson. He has been heavily involved in their due diligence on Travelport and he was formerly President of Dell Software, a former CEO of Computer Associates, and prior to that had a 26 year career with IBM. You’ll also see comments from Frank Baker at Siris and Jesse Cohn of Elliott.

Why do they want to buy us?

John, Frank and Jesse comment in the press release on Travelport’s technology, our global scale and reach, our innovative payments solutions – eNett, and our value-adding digital tools. They also say they look forward to partnering with us in the next phase of Travelport’s evolution and growth, as we invest in our platform and embark on a new phase of innovation and market leadership.

As you know, we are already transitioning our business, dealing with some headwinds we have suffered as a result of losing a couple of customers. We are rapidly expanding in OTA space, growing in Asia and LATAM, changing our enterprise operating model, adopting new methodologies of product and technology development such as SAFe Agile, improving and rationalising our Go to Market strategies and so on. We must not lose focus and continue to operate our business as usual.

What happens now?

For the foreseeable future, as I have just said, it will be business as usual at Travelport. In the press release, we refer to the company entering a “go-shop” period. This is a period of time during which Travelport may seek and receive alternative proposals from other potential acquirers. There is, of course, no guarantee that a superior proposal will be received.

Separately, in due course we will file the required documentation with the Securities and Exchange Commission and then hold a vote of Travelport’s shareholders where the majority must agree to proceed with the acquisition.

For these reasons, we currently expect that the transaction won’t be finalized or closed until Q2 2019. Only at that point, would Travelport cease to be a publicly listed company.

This is nevertheless a significant milestone that has been reached today, not least due to the value that the offer from Siris and Evergreen places on the company.

As I have said, it is very much business as usual. We are sharing news of this announcement with our customers but nothing changes; It is the same Travelport tomorrow providing the same products and services as it does today, focusing on our growth opportunities and investments. On that note, I saw our latest customer NPS survey last week and it is extremely encouraging. We are doing the right things, we have some fantastic opportunities ahead, and we must not lose focus.

I appreciate this announcement will raise questions for many of you and I encourage you to spend time reading the FAQs and accompanying information we have shared on Homeport. There is also a dedicated email address [on screen visual – askaquestion@travelport.com] for you to send in any additional questions you may have, and we will share updated information as it becomes available.

Thanks to all of you for watching and keep up the good work.

End frame – Homeport/xx (TBC)

Important Information For Investors And Shareholders

Important Information and Where to Find it

The proposed acquisition of Travelport Worldwide Limited (the “Company”) by Siris Capital Group, LLC (“Siris”) and Evergreen Coast Capital Corp (“Evergreen”) will be submitted to the shareholders of the Company for their consideration. In connection with the proposed transaction, the Company will file with the Securities and Exchange Commission (the “SEC”) a proxy statement with respect to a special meeting of the Company’s shareholders to approve the proposed transaction. The definitive proxy statement will be mailed to the Company’s shareholders. the Company also plans to file other documents with the SEC regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, SIRIS, EVERGREEN AND THE PROPOSED TRANSACTION. Investors and shareholders will be able to obtain free copies of the proxy statement and other documents containing important information about the Company, Siris and Evergreen, once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at ir.travelport.com or by contacting the Company’s Investor Relations Department at +44 (0)1753 288 686.

Certain Information Regarding Participants

The Company and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the proposed transaction. Information about the directors and executive officers of the Company is set forth in its Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on February 20, 2018, and in its proxy statement for its 2018 annual meeting of shareholders, which was filed with the SEC on April 25, 2018. To the extent holdings of the Company securities have changed since the amounts printed in the proxy statement for the 2018 Annual Meeting, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available. These documents can be obtained free of charge from the sources indicated above.

No Offer or Solicitation

This communication does not constitute a solicitation of proxy, an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” that are not limited to historical facts, but reflect the Company’s current beliefs, expectations or intentions regarding future events. In some cases, you can identify forward-looking statements by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “potential,” “should,” “will”, and “would” or other similar words. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to the costs and other anticipated financial impacts of the proposed transaction; future financial and operating results of the Company; the Company’s plans, objectives, expectations and intentions with respect to future operations and services; approval of the proposed transaction by shareholders; the satisfaction of the closing conditions to the proposed transaction; and the timing of the completion of the proposed transaction.

All forward-looking statements involve significant risks and uncertainties that could cause future results to differ from those expressed by the forward-looking statements, many of which are generally outside the control of the Company and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to, (i) the possibility that the proposed transaction is delayed or does not close, including due to the failure to receive required shareholder or regulatory approvals, the taking of governmental action to block the proposed transaction, the inability to obtain required financing, or the failure of other closing conditions, and (ii) the possibility that expected financial results will not be realized, or will not be realized within the expected time period, because of, among other things, factors affecting the level of travel activity, particularly air travel volume, including security concerns, pandemics, general economic conditions, natural disasters and other disruptions; general economic and business conditions in the markets in which the Company operates, including fluctuations in currencies, particularly in the U.S. dollar, and the economic conditions in the Eurozone; pricing, regulatory and other trends in the travel industry; the Company’s ability to obtain travel provider inventory from travel providers, such as airlines, hotels, car rental companies, cruise lines and other travel providers; the Company’s ability to develop and deliver products and services that are valuable to travel agencies and travel providers and generate new revenue streams; maintenance and protection of the Company’s information technology and intellectual property; the impact on travel provider capacity and inventory resulting from consolidation of the airline industry; the impact the Company’s outstanding indebtedness may have on the way the Company operates its business; the Company’s ability to achieve expected cost savings from the Company’s efforts to improve operational and technology efficiency, including through the Company’s consolidation of multiple technology vendors and locations and the centralization of activities; the Company’s ability to maintain existing relationships with travel agencies and to enter into new relationships on acceptable financial and other terms; and the Company’s ability to grow adjacencies, such as payment and mobile solutions; and the impact on business conditions worldwide as a result of political decisions, including the United Kingdom’s decision to leave the European Union.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. Forward-looking information is based on information available at the time and/or management’s good faith belief with respect to future events and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. The factors listed in the section captioned “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on February 20, 2018, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed with the SEC on May 3, 2018, the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, filed with the SEC on August 2, 2018, and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, filed with the SEC on November 1, 2018, provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described in the forward-looking statements. You should be aware that the occurrence of the events described in these risk factors and elsewhere could have an adverse effect on the Company’s business, results of operations, financial position and cash flows.

Forward-looking statements speak only as of the date the statements are made. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws. If the Company does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect thereto or with respect to other forward-looking statements. For any forward-looking statements contained in any document, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.